                                                                     EXHIBIT 4.1



                 BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT



                                     BETWEEN



                             BAS SECURITIZATION LLC,
                                AS THE DEPOSITOR



                                       AND



                            WILMINGTON TRUST COMPANY,
                              AS THE OWNER TRUSTEE



                            DATED AS OF JULY 7, 2005



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                                TABLE OF CONTENTS

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                                                                           PAGE

ARTICLE I     DEFINITIONS....................................................1

  SECTION 1.1.   Capitalized Terms...........................................1

  SECTION 1.2.   Other Interpretive Provisions...............................1

ARTICLE II    ORGANIZATION...................................................2

  SECTION 2.1.   Name........................................................2

  SECTION 2.2.   Office......................................................2

  SECTION 2.3.   Purposes and Powers.........................................2

  SECTION 2.4.   Appointment of the Owner Trustee............................3

  SECTION 2.5.   Initial Capital Contribution of Trust Estate................3

  SECTION 2.6.   Declaration of Trust........................................3

  SECTION 2.7.   Organizational Expenses; Liabilities of the Holders.........3

  SECTION 2.8.   Title to the Trust Estate...................................4

  SECTION 2.9.   Representations and Warranties of the Seller................4

  SECTION 2.10.  Situs of Issuer.............................................5

ARTICLE III   RESIDUAL INTEREST AND TRANSFER OF CERTIFICATES.................5

  SECTION 3.1.   Initial Ownership...........................................5

  SECTION 3.2.   Authorization of the Certificates...........................5

  SECTION 3.3.   Form of the Certificate.....................................5

  SECTION 3.4.   Registration of the Certificates............................5

  SECTION 3.5.   Transfer of the Certificate.................................5

  SECTION 3.6.   Lost, Stolen, Mutilated or Destroyed Certificates...........7

ARTICLE IV    ACTIONS BY OWNER TRUSTEE.......................................8

  SECTION 4.1.   Prior Notice to Residual Interestholder with Respect
                 to Certain Matters .........................................8

  SECTION 4.2.   Action by Residual Interestholder with Respect to
                 Certain Matters ............................................8

  SECTION 4.3.   Action by Residual Interestholder with Respect
                 to Bankruptcy ..............................................8

  SECTION 4.4.   Restrictions on Residual Interestholder's Power.............8

  SECTION 4.5.   Majority Control............................................9
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                                TABLE OF CONTENTS
                                  (continued)

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                                                                           PAGE

ARTICLE V     APPLICATION OF TRUST FUNDS; CERTAIN DUTIES......................9

  SECTION 5.1.   Application of Trust Funds...................................9

  SECTION 5.2.   Method of Payment............................................9

  SECTION 5.3.   Sarbanes-Oxley Act...........................................9

  SECTION 5.4.   Accounting and Reports to Residual Interestholders,
                 the Internal Revenue Service and Others......................9

ARTICLE VI    AUTHORITY AND DUTIES OF OWNER TRUSTEE..........................10

  SECTION 6.1.   General Authority...........................................10

  SECTION 6.2.   General Duties..............................................10

  SECTION 6.3.   Action upon Instruction.....................................10

  SECTION 6.4.   No Duties Except as Specified in this Agreement or
                 in Instructions.............................................11

  SECTION 6.5.   No Action Except under Specified Documents or
                 Instructions................................................11

  SECTION 6.6.   Restrictions................................................11

  SECTION 6.7.   Administrative Duties.......................................12

ARTICLE VII   CONCERNING OWNER TRUSTEE.......................................17

  SECTION 7.1.   Acceptance of Trusts and Duties.............................17

  SECTION 7.2.   Furnishing of Documents.....................................19

  SECTION 7.3.   Representations and Warranties..............................19

  SECTION 7.4.   Reliance; Advice of Counsel.................................20

  SECTION 7.5.   Not Acting in Individual Capacity...........................20

  SECTION 7.6.   The Owner Trustee May Own Notes.............................21

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE..................................21

  SECTION 8.1.   Owner Trustee's Fees and Expenses...........................21

  SECTION 8.2.   Indemnification.............................................21

  SECTION 8.3.   Payments to the Owner Trustee...............................21

ARTICLE IX    TERMINATION OF TRUST AGREEMENT.................................22

  SECTION 9.1.   Termination of Trust Agreement..............................22

  SECTION 9.2.   Dissolution of the Issuer...................................22

  SECTION 9.3.   Limitations on Termination..................................22
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                                TABLE OF CONTENTS
                                  (continued)

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                                                                           PAGE

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ARTICLE X     SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES........22

  SECTION 10.1.  Eligibility Requirements for the Owner Trustee.............22

  SECTION 10.2.  Resignation or Removal of the Owner Trustee................23

  SECTION 10.3.  Successor Owner Trustee....................................23

  SECTION 10.4.  Merger or Consolidation of the Owner Trustee...............24

  SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee..............24

ARTICLE XI    MISCELLANEOUS.................................................25

  SECTION 11.1.  Amendments.................................................25

  SECTION 11.2.  No Legal Title to Trust Estate in Residual
                 Interestholder.............................................27

  SECTION 11.3.  Limitations on Rights of Others............................27

  SECTION 11.4.  Notices....................................................27

  SECTION 11.5.  Severability...............................................27

  SECTION 11.6.  Separate Counterparts......................................27

  SECTION 11.7.  Successors and Assigns.....................................27

  SECTION 11.8.  No Petition................................................28

  SECTION 11.9.  Information Request........................................29

  SECTION 11.10. Headings...................................................29

  SECTION 11.11. GOVERNING LAW..............................................29



EXHIBIT A   FORM OF CERTIFICATE

         This AMENDED AND RESTATED TRUST AGREEMENT is made as of July 7, 2005 (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement") between BAS SECURITIZATION LLC, a Delaware limited liability company, as the depositor (the "Seller"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as the owner trustee (the "Owner Trustee").

                                    RECITALS

         WHEREAS, the Seller and the Owner Trustee entered into that certain Trust Agreement dated as of May 18, 2005 (the "Original Trust Agreement"), pursuant to which the Issuer (as defined below) was created; and

         WHEREAS, in connection with the issuance of the Notes, the parties have agreed to amend and restate the Original Trust Agreement;

         NOW THEREFORE, IN CONSIDERATION of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Capitalized Terms. Unless otherwise indicated, capitalized terms used in this Agreement are defined in Appendix A to the Sale Agreement dated as of the date hereof (as from time to time amended, supplemented or otherwise modified and in effect, the "Sale Agreement") between the Issuer and the Seller, as the same may be amended, modified or supplemented from time to time.

         SECTION 1.2. Other Interpretive Provisions. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Agreement and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in Article 9 of the UCC as in effect in the State of Delaware and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; and (g) references to any Person include that Person's successors and assigns.

                                   ARTICLE II

                                  ORGANIZATION

         SECTION 2.1. Name. The trust created under the Original Trust Agreement shall be known as "Banc of America Securities Auto Trust 2005-WF1" (the "Issuer"), in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued.

         SECTION 2.2. Office. The office of the Issuer shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Residual Interestholder and the Seller.

         SECTION 2.3. Purposes and Powers. The purpose of the Issuer is, and the Issuer shall have the power and authority, to engage in the following activities:

                  (a) to issue the Notes pursuant to the Indenture and, if so requested by the Residual Interestholder, to issue the Certificates, pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions to the Residual Interestholder;

                  (b) to issue the Revolving Liquidity Note pursuant to the Revolving Liquidity Note Agreement;

                  (c) to acquire the property and assets set forth in the Sale Agreement from the Seller pursuant to the terms thereof, to make deposits to and withdrawals from the Collection Account, the Principal Distribution Account and the Reserve Account and to pay the organizational, start-up and transactional expenses of the Issuer;

                  (d) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Residual Interestholder any portion of the Trust Estate released from the lien of, and remitted to the Issuer pursuant to, the Indenture;

                  (e) to enter into and perform its obligations under the Transaction Documents to which it is a party;

                  (f) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                  (g) subject to compliance with the Transaction Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Residual Interestholder and the Noteholders.

The Owner Trustee is hereby authorized to engage in the foregoing activities on behalf of the Issuer. Neither the Issuer nor the Owner Trustee on behalf of the Issuer shall engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Transaction Documents.

         SECTION 2.4. Appointment of the Owner Trustee. The Seller hereby appoints the Owner Trustee as trustee of the Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.5. Initial Capital Contribution of Trust Estate. As of the date of the Original Trust Agreement, the Seller sold, assigned, transferred, conveyed and set over to the Owner Trustee the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Seller, as of such date, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account.

         SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Residual Interestholder, subject to the obligations of the Issuer under the Transaction Documents. It is the intention of the parties hereto that the Issuer constitute a statutory trust under the Statutory Trust Act and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes: (1) if there is one beneficial owner of the Certificates, the Issuer shall be treated as a disregarded entity, and (2) if there is more than one beneficial owner of the Certificates, the Issuer shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes and the Revolving Liquidity Note being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Issuer as an entity separate from its owner. In the event that the Issuer is deemed to have more than one beneficial owner for federal income tax purposes, the Issuer will file returns, reports and other forms consistent with the characterization of the Issuer as a partnership, and this Agreement shall be amended to include such provisions as may be required under Subchapter K of the Internal Revenue Code of 1986, as amended. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Statutory Trust Act with respect to accomplishing the purposes of the Issuer. The Owner Trustee filed the Certificate of Trust with the Secretary of State of the State of Delaware as required by Section 3810(a) of the Statutory Trust Act. Notwithstanding anything herein or in the Statutory Trust Act to the contrary, it is the intention of the parties hereto that the Issuer constitute a "business trust" within the meaning of Section 101(9)(A)(v) of the Bankruptcy Code.

         SECTION 2.7. Organizational Expenses; Liabilities of the Holders.

                  (a) The Seller shall pay organizational expenses of the Issuer as they may arise, including, without limitation, the commitment fee to the initial Holder of the Revolving Liquidity Note required to be paid pursuant to Section 4.1 of the Revolving Liquidity Note Agreement.

                  (b) No Residual Interestholder (including the Seller, if the Seller is or becomes a Residual Interestholder) shall have any personal liability for any liability or obligation of the Issuer.

         SECTION 2.8. Title to the Trust Estate. Legal title to all the Trust Estate shall be vested at all times in the Issuer as a separate legal entity.

         SECTION 2.9. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Owner Trustee that:

                  (a) Existence and Power. The Seller is a Delaware limited liability company validly existing and in good standing under the laws of the State of Delaware and has, in all material respects, full power and authority to own its assets and operate its business as presently owned or operated, and to execute, deliver and perform its obligations under the Transaction Documents to which it is a party. The Seller has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect the ability of the Seller to perform its obligations under the Transaction Documents and the Underwriting Agreement.

                  (b) Authorization and No Contravention. The execution, delivery and performance by the Seller of each Transaction Document and the Underwriting Agreement to which it is a party (i) have been duly authorized by all necessary action on the part of the Seller and (ii) do not violate or constitute a default under (A) any applicable law, rule or regulation, (B) its organizational instruments or (C) any material indenture or material agreement or instrument to which the Seller is a party or by which its properties are bound (other than violations of such laws, rules, regulations, indenture or agreements which do not affect the legality, validity or enforceability of any of such agreements and which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Seller's ability to perform its obligations under, the Transaction Documents to which it is a party).

                  (c) No Consent Required. No approval, authorization or other action by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of any Transaction Document other than UCC filings and other than (i) approvals and authorizations that have previously been obtained and filings which have previously been made and (ii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the ability of the Seller to perform its obligations under the Underwriting Agreement or the Transaction Documents to which it is a party.

                  (d) Binding Effect. Each of the Transaction Document to which the Seller is a party and the Underwriting Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally and, if applicable the rights of creditors of limited liability companies from time to time in effect or by general principles of equity or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

                  (e) No Proceedings. There are no actions, orders, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or any of the other Transaction Documents, (ii) seek to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents or (iii) seek any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations under this Agreement or any of the other Transaction Documents.

         SECTION 2.10. Situs of Issuer. The Issuer shall be located and administered in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Issuer shall be located in the State of Delaware or the State of New York. The Issuer shall not have any employees in any state; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware. Payments will be received by the Issuer only in Delaware or New York and payments will be made by the Issuer only from Delaware or New York.

                                   ARTICLE III

                 RESIDUAL INTEREST AND TRANSFER OF CERTIFICATES

         SECTION 3.1. Initial Ownership. Upon the formation of the Issuer by the contribution of the Seller pursuant to Section 2.5 and until the issuance of the Certificates, the Seller is the sole beneficiary of the Issuer.

         SECTION 3.2. Authorization of the Certificates. On the Closing Date, the Owner Trustee shall cause the Certificates to be executed on behalf of the Issuer, authenticated and delivered to or upon the written order of the Seller, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by the Seller. The Certificates shall represent 100% of the beneficial interest in the Issuer and shall, to the fullest extent permitted by applicable law, be fully paid and nonassessable.

         SECTION 3.3. Form of the Certificate. Each Certificate, upon issuance, will be issued in the form of a typewritten Certificate, substantially in the form of Exhibit A hereto, representing a definitive Certificate and shall be registered in the name of "Blue Ridge Investments, LLC" or its nominee as the initial registered owner thereof.

         SECTION 3.4. Registration of the Certificates. The Owner Trustee shall maintain at its office referred to in Section 2.2, or at the office of any agent appointed by it and approved in writing by the Residual Interestholder at the time of such appointment, a register for the registration and transfer of any Certificate.

         SECTION 3.5. Transfer of the Certificate. (a) The Certificateholder may assign, convey or otherwise transfer all or any of its right, title and interest in the Certificate; provided, that (i) the Rating Agency Condition is satisfied, (ii) the Owner Trustee and the Issuer receive an Opinion of Counsel stating that, in the opinion of such counsel, such transfer will not cause the Issuer to be treated as a publicly traded partnership for federal income tax purposes, and (iii) the Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provision of Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan's or other plan's investment in the entity. Subject to the transfer restrictions contained herein and in the Certificate, the Certificateholder may transfer all or any portion of the beneficial interest in the Issuer evidenced by such Certificate upon surrender thereof to the Owner Trustee accompanied by the documents required by this Section. Such transfer may be made by the registered Certificateholder in person or by his attorney duly authorized in writing upon surrender of the Certificate to the Owner Trustee accompanied by a written instrument of transfer and with such signature guarantees and evidence of authority of the Persons signing the instrument of transfer as the Owner Trustee may reasonably require. Promptly upon the receipt of such documents and receipt by the Owner Trustee of the transferor's Certificate, the Owner Trustee shall record the name of such transferee as a Certificateholder and its percentage of beneficial interest in the Issuer in the Certificate register and issue, execute and deliver to such Certificateholder a Certificate evidencing such beneficial interest in the Issuer. In the event a transferor transfers only a portion of its beneficial interest in the Issuer, the Owner Trustee shall register and issue, to such transferor a new Certificate evidencing such transferor's new percentage of beneficial interest in the issuer. Subsequent to a transfer and upon the issuance of the new Certificate or Certificates, the Owner Trustee shall cancel and destroy the Certificate surrendered to it in connection with such transfer. The Owner Trustee may treat the Person in whose name any Certificate is registered as the sole owner of the beneficial interest in the Issuer evidenced by such Certificate.

                  (b) As a condition precedent to any registration of transfer under this Section 3.5, the Owner Trustee may require the payment of a sum sufficient to cover the payment of any tax or taxes or other governmental charges required to be paid in connection with such transfer.

                  (c) The Owner Trustee shall not be obligated to register any transfer of a Certificate unless each of the transferor and the transferee have certified to the Owner Trustee that such transfer does not violate any of the transfer restrictions stated herein. The Owner Trustee shall not be liable to any Person for registering any transfer based on such certifications.

                  (d) Notwithstanding anything to the contrary in this Agreement, no transfer (or purported transfer) of any Certificate (or any economic interest therein, including any contract described in Treasury Regulation Section 1.7704-1(a)(2)(i)(B)) shall be effective, and any such transfer (or purported transfer) shall be void ab initio, if after such transfer (or purported transfer) there would be more than 50 Certificateholders (where, for purposes of determining the number of Certificateholders, a person (beneficial owner) owning an interest in a partnership, grantor trust, or S corporation ("flow-through entity"), that owns, directly or through other flow-through entities, an interest in the Issuer, is treated as a Certificateholder if more than 50 percent of the value of such beneficial owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the Issuer) or such transfer would otherwise cause the Issuer to become a publicly traded partnership for U.S. federal income tax purposes;

                  (e) No transfer (or purported transfer) of a Certificate (or economic interest therein), whether to another Certificateholder or to a person who is not a Certificateholder, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no person shall otherwise become a Certificateholder, and none of the Issuer, the Owner Trustee or any of the Certificateholders will recognize such transfer (or purported transfer), unless the transferee has first represented and warranted in writing to the Issuer and the Certificateholders that:

                           (i) it is acquiring the Certificates for its own
                  account and is the sole beneficial owner of such Certificates;

                           (ii) the transfer is not being effected on or through
                  (x) an "established securities market" within the meaning of
                  Section 7704(a)(1) of the Code, including without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (y) a "secondary market" or "substantial equivalent thereof" within the meaning of Section 7704(a)(2) of the Code and any proposed, temporary or final Treasury regulations thereunder; and

                           (iii) such transfer will not cause the Issuer to be
                  classified as a publicly traded partnership for U.S. federal income tax purposes, and such purchaser or transferee will not take any action, including any subsequent disposition of such Certificates or economic interest therein, that would cause the Issuer to be treated as a publicly traded partnership for U.S. federal income tax purposes.

         SECTION 3.6. Lost, Stolen, Mutilated or Destroyed Certificates. If (i) any mutilated Certificate is surrendered to the Owner Trustee, or (ii) the Owner Trustee receives evidence to its satisfaction that any Certificate has been destroyed, lost or stolen, and upon proof of ownership satisfactory to the Owner Trustee together with such security or indemnity as may be requested by the Owner Trustee to save it harmless, the Owner Trustee shall execute and deliver a new Certificate for the same percentage of beneficial interest in the Issuer as the Certificate so mutilated, destroyed, lost or stolen, of like tenor and bearing a different issue number, with such notations, if any, as the Owner Trustee shall determine. Upon the issuance of any new Certificate under this
Section 3.6, the Issuer or Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of the Certificate and any other reasonable expenses (including the reasonable fees and expenses of the Issuer and the Owner Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.6 shall constitute complete and indefeasible evidence of ownership in the Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                                   ARTICLE IV

                            ACTIONS BY OWNER TRUSTEE

         SECTION 4.1. Prior Notice to Residual Interestholder with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Residual Interestholder in writing of the proposed action and the Residual Interestholder shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Residual Interestholder has withheld consent or provided alternative direction:

                  (a) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

                  (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interests of the Residual Interestholder;

                  (c) the amendment, change or modification of the Sale Agreement or the Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Residual Interestholder; or

                  (d) the appointment pursuant to the Indenture of a successor Indenture Trustee or the consent to the assignment by the Note Registrar or the Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

         SECTION 4.2. Action by Residual Interestholder with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Residual Interestholder, except as expressly provided in the Transaction Documents, to sell the Collateral after the termination of the Indenture in accordance with its terms. The Owner Trustee shall take the action referred to in the preceding sentence only upon written instructions signed by the Residual Interestholder.

         SECTION 4.3. Action by Residual Interestholder with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Issuer until one year and one day after the Outstanding Amount of all the Notes has been reduced to zero, and without the prior written approval of the Residual Interestholder and the delivery to the Owner Trustee by the Residual Interestholder of a certificate certifying that the Residual Interestholder reasonably believes that the Issuer is insolvent.

         SECTION 4.4. Restrictions on Residual Interestholder's Power. The Residual Interestholder shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Issuer or the Owner Trustee under this Agreement or any of the Transaction Documents or would be contrary to Section 2.3, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         SECTION 4.5. Majority Control. To the extent that there is more than one Residual Interestholder, any action which may be taken or consent or instructions which may be given by the Residual Interestholder under this Agreement may be taken by Residual Interestholders holding in the aggregate a percentage of the beneficial interest in the Issuer equal to more than 50% of the beneficial interest in the Issuer at the time of such action.

                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         SECTION 5.1. Application of Trust Funds. Distributions on the Residual Interest shall be made in accordance with the provisions of the Indenture. Subject to the Lien of the Indenture, the Owner Trustee shall promptly distribute to the Residual Interestholder all other amounts (if any) received by the Issuer or the Owner Trustee in respect of the Trust Estate. After the termination of the Indenture in accordance with its terms, the Owner Trustee shall distribute all amounts received (if any) by the Issuer and the Owner Trustee in respect of the Trust Estate at the direction of the Residual Interestholder.

         SECTION 5.2. Method of Payment. Subject to the Indenture, distributions required to be made to the Residual Interestholder on any Payment Date and all amounts received by the Issuer or the Owner Trustee on any other date that are payable to the Residual Interestholder pursuant to this Agreement or any other Transaction Document shall be made to the Residual Interestholder by wire transfer, in immediately available funds, to the account of the Residual Interestholder designated by the Residual Interestholder to the Owner Trustee and Indenture Trustee in writing.

         SECTION 5.3. Sarbanes-Oxley Act. Notwithstanding anything to the contrary herein or in any Transaction Document, the Owner Trustee shall not be required to execute, deliver or certify in accordance with the provisions of the Sarbanes-Oxley Act on behalf of the Issuer or any other Person, any periodic reports filed pursuant to the Exchange Act, or any other documents pursuant to the Sarbanes-Oxley Act.

         SECTION 5.4. Accounting and Reports to Residual Interestholders, the Internal Revenue Service and Others. The Owner Trustee shall (a) maintain (or cause to be maintained) the books of the Issuer on a calendar year basis and the accrual method of accounting, (b) deliver (or cause to delivered) to each Residual Interestholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 if the Issuer is treated as a partnership for federal income tax purposes) to enable each Residual Interestholder to prepare its federal and state income tax returns, (c) prepare (or cause to be prepared), file (or cause to be filed) such tax returns relating to the Issuer (including a partnership information return, IRS Form 1065 if the Issuer is treated as a partnership for federal income tax purposes) and make such elections as from time to time may be required or appropriate under any applicable state or federal statute or any rule or regulation thereunder so as to maintain the Issuer's characterization, and (d) cause such tax returns to be signed in the manner required by law. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under Section 754 of the Code.

                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF OWNER TRUSTEE

         SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver (i) the Transaction Documents to which the Issuer is named as a party and (ii) each certificate or other document attached as an exhibit to or contemplated by the Transaction Documents to which the Issuer or the Owner Trustee is named as a party and any amendment thereto, in each case, in such form as the Seller shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and at the written direction of the Seller, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $259,000,000, Class A-2 Notes in the aggregate principal amount of $282,000,000, Class A-3 Notes in the aggregate principal amount of $238,000,000, Class A-4 Notes in the aggregate principal amount of $73,160,000, Class B Notes in the aggregate principal amount of $17,800,000 and Class C Notes in the aggregate principal amount of $20,000,000 and to issue the Revolving Liquidity Note. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Issuer pursuant to the Transaction Documents. The Owner Trustee is further authorized from time to time to take such action as the Seller or the Residual Interestholder recommends or directs in writing with respect to the Transaction Documents, except to the extent that this Agreement expressly requires the consent of the Residual Interestholder for such action.

         SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Transaction Documents and to administer the Issuer in the interest of the Residual Interestholder, subject to Transaction Documents, and in accordance with the provisions of this Agreement. The Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

         SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, and in accordance with the Transaction Documents, the Residual Interestholder may, by written instruction, direct the Owner Trustee in the management of the Issuer. Such direction may be exercised at any time by written instruction of the Residual Interestholder pursuant to Article IV.

                  (b) Subject to Section 7.1, the Owner Trustee shall not be required to take any action hereunder or under any Transaction Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Transaction Document or is otherwise contrary to law.

                  (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Transaction Document or is unsure as to the application of any provision of this Agreement or any Transaction Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Residual Interestholder requesting instruction as to the course of action to be adopted or application of such provision, and to the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Residual Interestholder received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Transaction Documents, as it shall deem to be in the best interests of the Residual Interestholder, and shall have no liability to any Person for such action or inaction.

         SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Issuer or the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any Transaction Document against the Owner Trustee. The Owner Trustee shall have no responsibility, other than as set forth in Section 6.7, for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing (including any filings required under the Sarbanes-Oxley Act) for the Issuer or to record this Agreement or any Transaction Document. Wilmington Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Wilmington Trust Company that are not related to the ownership or the administration of the Trust Estate.

         SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Transaction Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

         SECTION 6.6. Restrictions. The Owner Trustee shall not take any action
(a) that is inconsistent with the purposes of the Issuer set forth in Section
2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for federal income, state and local income and franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or state income or franchise tax purposes or (iii) cause the Issuer or any portion thereof to be treated as an association or publicly traded partnership taxable as a corporation for federal income, state and local income or franchise tax purposes. The Residual Interestholder shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

         SECTION 6.7. Administrative Duties.

                  (a) The Owner Trustee shall prepare or shall cause the preparation by other appropriate Persons (and such preparation shall not be the responsibility of the Seller, the Depositor, the Indenture Trustee or the Servicer) of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture with respect to the following matters under the Indenture, the Originator Purchase Agreement, the Sale Agreement, the Servicing Agreement and the Revolving Liquidity Note Agreement:

                           (i) (x) the appointment of a successor Note Registrar
                  and (y) giving the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Registrar (Section 2.4 of the Indenture);

                           (ii) the delivery for cancellation of any Note
                  delivered to the Issuer for cancellation, and the direction to destroy or return such Note (Section 2.8 of the Indenture);

                           (iii) the preparation of Definitive Notes in
                  accordance with the instructions of the Clearing Agency (Section 2.12 of the Indenture);

                           (iv) the designation of an office in the Borough of
                  Manhattan, City of New York, for registration of transfer or exchange of Notes (Section 3.2 of the Indenture);

                           (v) the preparation of an Issuer Order directing the
                  Paying Agent to deposit with the Indenture Trustee all sums held in trust by such Paying Agent (Sections 3.3 and 4.3 of the Indenture);

                           (vi) upon actual knowledge, the preparation of an
                  Issuer Request directing the Indenture Trustee to provide notification of any unclaimed monies and repayments (Section
                  3.3 of the Indenture);

                           (vii) upon request, assist in the obtaining and
                  preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Trust Property (Section 3.4 of the Indenture);

                           (viii) upon request, the preparation of all
                  supplements and amendments to the Indenture, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Trust Estate, including the preparation and filing of any financing statements and continuation statements (Section 3.5 of the Indenture);

                           (ix) the delivery of the Opinion of Counsel on the
                  Closing Date and the annual delivery of Opinions of Counsel as to the Trust Estate, and the annual delivery of the Officer's Certificate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9 of the Indenture);

                           (x) upon its actual knowledge, the delivery of
                  written notice to the Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture (Section
                  3.13 of the Indenture) and each default by the Servicer under the Servicing Agreement;

                           (xi) upon request, the execution of any further
                  instruments and the performance of any acts reasonably necessary to carry out more effectively the purpose of the Indenture (Section 3.14 of the Indenture);

                           (xii) the monitoring of the Issuer's obligations as
                  to the satisfaction and discharge of the Indenture and the preparation of an Officer's Certificate and the obtaining of an Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1 of the Indenture);

                           (xiii) upon request, the preparation, obtaining or
                  filing of instruments, opinions, certificates and other documents required for the release of Collateral (Section 2.9 of the Indenture);

                           (xiv) upon its actual knowledge of such, the delivery
                  to the Indenture Trustee of written notice in the form of an Officer's Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default under clause (c) or (d) of Section 5.1 of the Indenture (Section 5.1 of the Indenture);

                           (xv) the performance of any lawful action as the
                  Indenture Trustee may request to compel or secure the performance and observance (1) by the Seller of its obligations to the Issuer under or in connection with the Sale Agreement, (2) by the Servicer of the obligations to the Issuer under or in connection with the Servicing Agreement,
                  (3) by the Seller or BANA, as applicable, of each of their obligations under or in connection with the Purchase Agreement, (4) by the Originator of its obligations to the Issuer under or in connection with the Originator Purchase Agreement or (5) the Holder of the Revolving Liquidity Note to the Issuer under or in connection with the Revolving Liquidity Note Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement, the Servicing Agreement, the Purchase Agreement, the Originator Purchase Agreement and the Revolving Liquidity Note Agreement (Section 5.16 of the Indenture);

                           (xvi) upon the request of the Indenture Trustee,
                  provide the Indenture Trustee with the information necessary to deliver to each Noteholder such information as may be reasonably requested to enable such Holder to prepare its United States federal and state and local income or franchise tax returns (Section 6.6 of the Indenture);

                           (xvii) the preparation and delivery of notice to
                  Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee (Section 6.8 of the Indenture);

                           (xviii) the preparation of any written instruments
                  required to confirm more fully the authority of any co-trustee or separate trustee and any written instructions necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.8 and 6.10 of the Indenture);

                           (xix) upon request, the notification to the Indenture
                  Trustee if and when the Notes are listed on any stock exchange (Section 7.3 of the Indenture);

                           (xx) upon request, the preparation of an Issuer Order
                  and Officer's Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral (Sections 8.5 and 8.6 of the Indenture);

                           (xxi) the preparation of Issuer Order and the
                  obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3 of the Indenture);

                           (xxii) the delivery of new Notes conforming to any
                  supplemental indenture (Section 9.6 of the Indenture);

                           (xxiii) the duty to furnish to the Holder of the
                  Revolving Liquidity Note, Indenture Trustee and the Owner Trustee notice of redemption of Notes (Section 10.1 of the Indenture);

                           (xxiv) the duty to cause the Indenture Trustee to
                  provide notification to Noteholders of redemption of the Notes (Section 10.2 of the Indenture);

                           (xxv) the preparation and delivery of all Officer's
                  Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1 of the Indenture);

                           (xxvi) the preparation and delivery of all Officer's
                  Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1 of the Indenture);

                           (xxvii) the preparation and delivery to the Indenture
                  Trustee, for further delivery to the Noteholders, of any agreements or requests by the Noteholders with respect to alternate payment and notice provisions (Section 11.6 of the Indenture);

                           (xxviii) the recording of the Indenture, if
                  applicable (Section 11.16 of the Indenture);

                           (xxix) notification to the Certificateholders of the
                  substance of any amendment to the Sale Agreement and the Servicing Agreement (Section 9.1(e) of the Sale Agreement and
                  Section 9.7 of the Indenture);

                           (xxx) preparation and filing of UCC continuation
                  statements and delivery of copies thereof (Section 3.4 of the Purchase Agreement, Section 9.2 of the Sale Agreement and
                  Section 3.5 of the Indenture);

                           (xxxi) the execution and delivery to the Holder of
                  the Revolving Liquidity Note a physical certificate evidencing the Revolving Liquidity Note (Section 3.1 of the Revolving Liquidity Note Agreement);

                           (xxxii) the maintenance of a register, recording the
                  name and contact information for each Holder of the Revolving Liquidity Note (Section 3.3 of the Revolving Liquidity Note Agreement);

                           (xxxiii) upon request, the execution and delivery of
                  such instruments as necessary to mortgage, pledge, assign and grant a security interest to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer to and/or the assignment of any or all of the Issuer's rights and obligations under the Revolving Liquidity Note Agreement to the Indenture Trustee (Section 4.2 of the Revolving Liquidity Note Agreement);

                           (xxxiv) upon actual knowledge or receipt of notice
                  thereof, notification to the Originator and to BANA or the Seller, as applicable, of a breach of any of the representations and warranties described in Section 3.2 of the Purchase Agreement which materially and adversely affects the interests of the Issuer or the Noteholders (Section 3.3 Purchase Agreement);

                           (xxxv) upon request, the execution and delivery of
                  such instruments of release, transfer or assignment as may be reasonably requested by BANA to evidence the release, transfer or assignment of any Receivable and related Purchased Asset repurchased pursuant to Section 3.3 of the Purchase Agreement (Section 3.3 of the Purchase Agreement);

                           (xxxvi) upon request, the filing in the proper filing
                  offices and delivery to the Seller of such financing statements and continuation and other statements as may be required to preserve, maintain and protect the interest of the Issuer under the Purchase Agreement in the Receivables (Section 3.4(a) of the Purchase Agreement);

                           (xxxvii) upon request, the preparation and delivery
                  of a written request to the Servicer for the release any document in the Receivable Files (Section 2.2(b) of the Servicing Agreement);

                           (xxxviii) upon request, the provision to the Servicer
                  of evidence of the assignment in trust for the benefit of the Issuer, as applicable, as may be reasonably necessary for the Servicer to participate in a legal proceeding relating to or involving a Receivable of a Defaulted Receivable (Section 3.1 of the Servicing Agreement);

                           (xxxix) upon request, the furnishing to the Servicer
                  any of powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under the Servicing Agreement (Section 3.1 of the Servicing Agreement);

                           (xl) upon request, the preparation, execution and
                  delivery of such instruments as required to assign to the Servicer all of the Issuer's right, title and interest in, to and under a Receivable which the Servicer has repurchased pursuant to Section 3.7 of the Servicing Agreement (Section
                  3.7 of the Servicing Agreement);

                           (xli) upon actual knowledge thereof, notification to
                  the Servicer of a breach of any of the covenants set forth in Sections 3.5 and 3.6 of the Servicing Agreement that materially and adversely affects the interest of the Issuer in any Receivable (Section 3.7 of the Servicing Agreement);

                           (xlii) upon its actual knowledge of such, the
                  notification and delivery of a certificate to Wells Fargo of any indemnity amounts that are or will be owed to the Issuer pursuant to Section 5.4 of the Originator Purchase Agreement (Section 5.4(c) of the Originator Purchase Agreement);

                           (xliii) upon its actual knowledge thereof, the
                  notification to Wells Fargo of a breach of any of the covenants set forth in Section 3.2(q) of the Originator Purchase Agreement that materially and adversely affects the interest of the Issuer in any Receivable (Section 6.2 of the Originator Purchase Agreement);

                           (xliv) with respect to all Receivables repurchased
                  pursuant to the Originator Purchase Agreement, upon request, the preparation of any written instruments required to assign to Wells Fargo any such Receivable to be repurchased, (Sections 6.2 and 6.3 of the Originator Purchase Agreement);

                           (xlv) upon actual knowledge thereof, notification to
                  the Seller and the Originator of a breach of any of the representations and warranties described in Section 2.2 of the Sale Agreement which materially and adversely affects the interests of the Issuer or the Noteholders (Section 2.3 Sale Agreement);

                           (xlvi) upon request, the execution and delivery of
                  such instruments of release, transfer or assignment as may be reasonably requested by the Seller to evidence the release, transfer or assignment of any Receivable and related Transferred Assets repurchased pursuant to Section 2.3 of the Sale Agreement (Section 2.3 of the Sale Agreement); and

                           (xlvii) upon request, the provision of any
                  information in the possession of the Owner Trustee reasonably requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle (Section 9.5 of the Sale Agreement).

                  (b) The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof among the Depositor and the Owner Trustee, and the Owner Trustee shall be reimbursed for its other reasonable expenses hereunder in the priority set forth in Section 8.4 of the Indenture. In performing its duties under Section 5.4 or 6.7, the Owner Trustee shall be entitled to the indemnification provided by the Issuer under Section
         8.2 of this Agreement, in the priority set forth in Section 8.2(c) of the Indenture.

                  (c) It is understood and agreed that the Owner Trustee shall be entitled to engage outside counsel, independent accountants and other experts to assist the Owner Trustee in connection with the performance of its duties set forth in Sections 5.4 and 6.7, including the preparation of all tax reports and returns, securities law filings, Opinions of Counsel and Independent Certificates and the Owner Trustee shall be reimbursed for the expenses of such counsel, accountants and experts in accordance with the priority set forth in Section 8.4 of the Indenture. The Owner Trustee shall not be obligated to engage any counsel, accountant or expert or perform any duty as required under this Sections 5.4 and 6.7 for which reimbursement would exceed $1,000 until such amount has been paid to the Owner Trustee, if payment of such reimbursable amount is required of the Owner Trustee prior to the next Payment Date.

                  (d) The Depositor and the Indenture Trustee shall furnish to the Owner Trustee from time to time such additional information regarding the Issuer or the Transaction Documents as the Owner Trustee shall reasonably request. The Indenture Trustee shall furnish to the Owner Trustee upon request a copy of the Note Register.

                  (e) The Owner Trustee shall not be responsible for taking any action with respect to this Section 6.7 unless a Responsible Officer in the Corporate Trust Administration Department of the Owner Trustee has actual knowledge or has received written notice of the need to take such action.

                  (f) The rights and protections afforded to the Owner Trustee pursuant to Article VII of this Agreement shall also be afforded to the Owner Trustee with respect to the performance of its administrative duties under this Section 6.7.

                                   ARTICLE VII

                            CONCERNING OWNER TRUSTEE

         SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Transaction Documents and this Agreement. The Owner Trustee shall not be personally liable or accountable hereunder or under any Transaction Document under any circumstances notwithstanding anything herein or in the Transaction Documents to the contrary, except (i) for its own willful misconduct, bad faith or gross negligence, (ii) in the case of the inaccuracy of any representation or warranty contained in
Section 7.3 expressly made by Wilmington Trust Company in its individual capacity, (iii) for liabilities arising from the failure of Wilmington Trust Company to perform obligations expressly undertaken by it in the last sentence of Section 6.4 or (iv) for taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the Owner Trustee. In particular, but not by way of limitation (and subject to the exemptions set forth in the preceding sentence):

                  (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by any officer of the Owner Trustee.

                  (b) Under no circumstances shall the Owner Trustee be personally liable hereunder for any indebtedness of the Issuer.

                  (c) The Owner Trustee shall not be personally liable for the payment of any tax imposed on the Issuer or amounts that are includable in the federal gross income of the Residual Interestholder.

                  (d) No provision of this Agreement shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of the Owner Trustee's duties or powers hereunder, if the Owner Trustee believes or is advised by its legal counsel that repayment of such funds or adequate indemnity against such risk or liability is not assured or provided to its reasonable satisfaction.

                  (e) Under no circumstance shall the Owner Trustee be liable for any representation, warranty, covenant, or obligation or indebtedness of the Issuer hereunder or under the Transaction Documents or any other agreement, document or certificate contemplated by the foregoing, including the obligations of the Issuer under the Revolving Liquidity Note.

                  (f) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by the Indenture Trustee, the Servicer or the Holder of the Revolving Liquidity Note and the Owner Trustee shall not be liable for performing or supervising the performance of any obligations or duties under this Agreement, the Sale Agreement, the Servicing Agreement, the Indenture or the Revolving Liquidity Note Agreement, or under any other document contemplated hereby or thereby, which are to be performed by the Indenture Trustee, the Servicer or the Holder of the Revolving Liquidity Note or any other Person under such documents.

                  (g) The Owner Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Agreement, or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Transaction Documents or any other document contemplated thereby to which the Owner Trustee is not a party.

                  (h) Notwithstanding anything contained herein or in any of the Transaction Documents to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby.

                  (i) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Residual Interestholder or the Servicer.

                  (j) The Owner Trustee shall be under no duty to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Transaction Document, at the request, order or written direction of the Residual Interestholder, unless such Residual Interestholder has offered to provide to the Owner Trustee, to the extent requested by the Owner Trustee, security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Transaction Document shall not be answerable for other than its gross negligence, bad faith or willful misconduct in the performance of any such act.

                  (k) All funds deposited with the Owner Trustee hereunder may be held in a non-interest bearing account and the Owner Trustee shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Residual Interestholder.

         SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Residual Interestholder promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Transaction Documents.

         SECTION 7.3. Representations and Warranties. Wilmington Trust Company hereby represents and warrants to the Seller for the benefit of the Residual Interestholder, that:

                  (a) It is a banking corporation duly incorporated and validly existing in good standing under the laws of Delaware and having an office within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

                  (d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal or Delaware law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws.

         SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no personal liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other Authorized Officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Transaction Documents, the Owner Trustee (i) may act directly or, at the expense of the issuer, through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be personally liable for the conduct or misconduct of such agents, custodians, nominees (including persons acting under a power of attorney) or attorneys selected with reasonable care and (ii) may, at the expense of the issuer, consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it at the expense of the Issuer. The Owner Trustee shall not be personally liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons.

         SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, Wilmington Trust Company acts solely as the Owner

Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Transaction Document shall look only to the Trust Estate for payment or satisfaction thereof.

         SECTION 7.6. The Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Owner Trustee may deal with the Seller, the Indenture Trustee and their respective Affiliates in banking transactions with the same rights as it would have if it were not the Owner Trustee, and the Seller, the Indenture Trustee and their respective Affiliates may maintain normal commercial banking relationships with the Owner Trustee and its Affiliates.

                                  ARTICLE VIII

                          COMPENSATION OF OWNER TRUSTEE

         SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Owner Trustee, and the Owner Trustee shall be reimbursed for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder, in the priority set forth in Sections 5.4 and 8.4 of the Indenture.

         SECTION 8.2. Indemnification. The Issuer shall indemnify the Owner Trustee, Wells Fargo and their respective successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee, or any Indemnified Party in any way relating to or arising out of this Agreement, the Transaction Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Issuer shall not be liable for or required to indemnify an Indemnified Party from or against Expenses arising or resulting from (i) the willful misconduct, gross negligence or bad faith of the Owner Trustee or (ii) the inaccuracy of a representation or warranty made by the Owner Trustee in Section 7.3. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Indemnified Party's choice of legal counsel shall be subject to the approval of the Issuer, which approval shall not be unreasonably withheld. When the Owner Trustee incurs expenses after the occurrence of an Event of Default under Sections 5.1(e) and 5.1(f) of the Indenture, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any applicable federal or state bankruptcy, insolvency or similar law.

         SECTION 8.3. Payments to the Owner Trustee. Any amounts paid pursuant to this Article VIII and the Sale Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

         SECTION 9.1. Termination of Trust Agreement. The Issuer shall wind-up and dissolve, and this Agreement (other than Article VIII) shall terminate, upon the later of (a) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and Article V and (b) the discharge of the Indenture in accordance with Article IV of the Indenture. The bankruptcy, liquidation, dissolution, death or incapacity of the Residual Interestholder shall not (x) operate to terminate this Agreement or the Issuer, nor (y) entitle the Residual Interestholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Issuer or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         SECTION 9.2. Dissolution of the Issuer. Upon dissolution of the Issuer, the Owner Trustee shall wind up the business and affairs of the Issuer as required by Section 3808 of the Statutory Trust Act. Upon the satisfaction and discharge of the Indenture, and receipt of a certificate from the Indenture Trustee stating that all Noteholders have been paid in full and that the Indenture Trustee is aware of no claims remaining against the Issuer in respect of the Indenture and the Notes, the Owner Trustee, in the absence of actual knowledge of any other claim against the Issuer and at the written direction of the Residual Interestholder, shall be deemed to have made reasonable provision to pay all claims and obligations (including conditional, contingent or unmatured obligations) for purposes of Section 3808(e) of the Statutory Trust Act and shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, at which time the Issuer shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

         SECTION 9.3. Limitations on Termination. Except as provided in Section 9.1, neither the Seller nor the Residual Interestholder shall be entitled to revoke or terminate the Issuer.

                                    ARTICLE X

                     SUCCESSOR OWNER TRUSTEES AND ADDITIONAL
                                 OWNER TRUSTEES

         SECTION 10.1. Eligibility Requirements for the Owner Trustee. The Owner Trustee shall at all times be a bank (i) authorized to exercise corporate trust powers, (ii) having a combined capital and surplus of at least $50,000,000 and
(iii) subject to supervision or examination by Federal or state authorities. If such bank shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Owner Trustee shall at all times be an institution satisfying the provisions of Section 3807(a) of the Statutory Trust Act. In case at any time the Owner

Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

         SECTION 10.2. Resignation or Removal of the Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Servicer, the Indenture Trustee and the Residual Interestholder. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Owner Trustee which satisfies the eligibility requirements set forth in Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Transaction Documents until such successor has in fact assumed such appointment.

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Seller or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller may remove the Owner Trustee. If the Seller shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Seller shall provide (or shall cause to be provided) notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

         SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Seller and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as the Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Seller and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Seller shall mail (or shall cause to be mailed) notice of the successor of such Owner Trustee to the Residual Interestholder, Indenture Trustee, the Noteholders and each of the Rating Agencies. If the Seller shall fail to mail (or cause to be mailed) such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Seller.

         Any successor Owner Trustee appointed pursuant to this Section 10.3 shall promptly file an amendment to the Certificate of Trust with the Secretary of State identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

         SECTION 10.4. Merger or Consolidation of the Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further that the Owner Trustee shall file an amendment to the Certificate of Trust of the Issuer, if required by applicable law, and mail notice of such merger or consolidation to the Seller and the Rating Agencies.

         SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Seller and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Issuer, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Seller and the Owner Trustee may consider necessary or desirable. If the Seller shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                           (i) all rights, powers, duties and obligations
                  conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

                           (ii) no trustee under this Agreement shall be
                  personally liable by reason of any act or omission of any other trustee under this Agreement; and

                           (iii) the Seller and the Owner Trustee acting jointly
                  may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. The Owner Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.1. Amendments.

                  (a) Any term or provision of this Agreement may be amended by the Seller and the Owner Trustee with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Holder of the Revolving Liquidity Note or the Issuer; provided that such amendment shall not, as evidenced by an Officer's Certificate of the Depositor delivered to the Indenture Trustee and the Owner Trustee materially and adversely affect the interests of the Noteholders or the Holder of the Revolving Liquidity Note; provided, further, any amendment entered into pursuant to this Section 11.1(a) shall not significantly change the permitted activities of the Issuer.

                  (b) Any term or provision of this Agreement may be amended by the Seller and the Owner Trustee, with prior notice to each Rating Agency but without the consent of the Indenture Trustee, any Noteholder, the Holder of the Revolving Liquidity Note, the Issuer or any other Person to add, modify or eliminate any provisions as may be necessary or advisable in order to enable the Seller, the Owner Trustee or any of their Affiliates to comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle, provided that such amendment shall not, as evidenced by an Officer's Certificate of the Depositor delivered to the Indenture Trustee, materially and adversely affect the interests of the Noteholders or the Holder of the Revolving Liquidity Note; provided, further, that the Rating Agency Condition with respect to Standard & Poor's shall have been satisfied; provided, further, that any amendment entered into pursuant to this Section 11.1(b) shall not significantly change the permitted activities of the Issuer.

                  (c) This Agreement may also be amended from time to time by the Seller and the Owner Trustee, with prior notice to each Rating Agency and with the consent of the Holders of a majority of the Note Balance of the Controlling Class and, if the interests of the Holder of the Revolving Liquidity Note are affected, the Holder of the Revolving Liquidity Note, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders. It will not be necessary to obtain the consent of the Noteholders or the Holder of the Revolving Liquidity Note to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and the Holder of the Revolving Liquidity Note, as applicable will be subject to such reasonable requirements as the Indenture Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

                  (d) Prior to the execution of any such amendment, the Seller shall provide written notification of the substance of such amendment to each Rating Agency and the Owner Trustee; and promptly after the execution of any such amendment or consent, the Seller shall furnish a copy of such amendment or consent to each Rating Agency, the Owner Trustee and the Indenture Trustee.

                  (e) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement.

         SECTION 11.2. No Legal Title to Trust Estate in Residual Interestholder. The Residual Interestholder shall not have legal title to any part of the Trust Estate. The Residual Interestholder shall be entitled to receive distributions with respect to its undivided beneficial interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Residual Interestholder to and in its ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         SECTION 11.3. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Seller, the Residual Interestholder and, to the extent expressly provided herein, the Indenture Trustee, the Noteholders and the Holder of the Revolving Liquidity Note, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given by telecopy with receipt acknowledged by the recipient thereof or upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested or via Electronic Transmission, if to the Owner Trustee, addressed as specified on Schedule II to the Sale Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a Residual Interestholder shall be given by first-class mail, postage prepaid, at the address of such Residual Interestholder as shall be designated by such party in a written notice to each other party. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Residual Interestholder receives such notice.

         SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Seller, the Owner Trustee and its successors and the Residual Interestholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Residual Interestholder shall bind the successors and assigns of the Residual Interestholder.

         SECTION 11.8. No Petition.

                  (a) Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into this Agreement, the Seller, the Residual Interestholder, by accepting the Residual Interest, and the Indenture Trustee and each Noteholder, the Holder of the Revolving Liquidity Note or Note Owner by accepting the benefits of this Agreement, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such party shall not commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction; provided, that, notwithstanding the foregoing, Bankruptcy Remote Party shall not be prohibited from filing a voluntary bankruptcy petition to the extent such Bankruptcy Remote Party obtains the necessary vote for filing a voluntary bankruptcy petition as required by the organizational documents of such Bankruptcy Remote Party. Without limiting the foregoing, in no event shall the Owner Trustee authorize, institute or join in any bankruptcy or similar proceeding described in the preceding sentence without the prior written approval of the Residual Interestholder and the delivery to the Owner Trustee of a certificate certifying that the Residual Interestholder reasonably believes that the Issuer is insolvent.

                  (b) The Seller's obligations under this Agreement are obligations solely of the Seller and will not constitute a claim against the Seller to the extent that the Seller does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and the Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by entering into or accepting this agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Agreement.

         SECTION 11.9. Information Request. Owner Trustee shall provide any information in its possession reasonably requested by the Servicer, the Issuer, the Seller, the Residual Interestholder or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

         SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                         Wilmington Trust Company


                                         By:  /s/ JANEL R. HAVRILLA
                                         Name:  Janel R. Havrilla
                                         Title: Financial Services Officer


                                                                 Trust Agreement

                                         BAS SECURITIZATION LLC


                                         By: /s/ JAMES G. MACKEY
                                         Name:   James G. Mackey
                                         Title:  Principal Financial Officer


                                                                 Trust Agreement

                                                                       EXHIBIT A


                               FORM OF CERTIFICATE

NUMBER                                                  100% BENEFICIAL INTEREST
R-____

                 BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1

                                   CERTIFICATE

         Evidencing the 100% beneficial interest in all of the assets of the Issuer (as defined below), which consist primarily of motor vehicle receivables, including motor vehicle retail installment sales contracts and/or installment loans that are secured by new and used automobiles, light-duty trucks and motorcycles.

         (THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF BAS SECURITIZATION LLC, BANK OF AMERICA, NATIONAL ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE EXTENT DESCRIBED BELOW.)

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITIES OR "BLUE SKY" LAWS, PURSUANT TO AN EXEMPTION THEREFROM OR IN A TRANSACTION NOT SUBJECT THERETO.

         THIS CERTIFIES THAT _______________________________ is the registered owner of a 100% nonassessable, fully-paid, beneficial interest in the Trust Estate of BANC OF AMERICA SECURITIES AUTO TRUST 2005-WF1, a Delaware statutory trust (the "Issuer") formed by BAS Securitization LLC, a Delaware limited liability company, as depositor (the "Seller").

         The Issuer was created pursuant to a Trust Agreement dated as of May 18, 2005 (as amended and restated as of July 7, 2005, the "Trust Agreement"), between the Seller and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Sale Agreement, dated as of July 7, 2005, between the Seller and the Issuer as the same may be amended or supplemented from time to time.

         This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The provisions and conditions of the Trust Agreement are hereby incorporated by reference as though set forth in their entirety herein.

         The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders and the Holder of the Revolving Liquidity Note as described in the Indenture, the Sale Agreement and the Trust Agreement, as applicable.

         THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         By accepting this Certificate, the Certificateholder hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties (i) such Person shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Person shall not commence or join with any other Person in commencing any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

         This Certificate may not be acquired by or for the account of or with the assets of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in
Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of an employee benefit plan's or other plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Certificate, the holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan and is not purchasing on behalf of a Benefit Plan.

         It is the intention of the parties to the Trust Agreement that, solely for federal, state and local income and franchise tax purposes: (1) if there is one beneficial owner of the Certificates, the Issuer shall be treated as a disregarded entity, and (2) if there is more than one beneficial owner of the Certificates, the Issuer shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Receivables and other assets held by the Issuer, the partners of the partnership being the Certificateholders, and the Notes and the Revolving Liquidity Note being debt of the partnership.

         By accepting this Certificate, the Certificateholder acknowledges that this Certificate represents a beneficial interest in the Issuer only and does not represent interests in or obligations of the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or any of their respective

Affiliates and no recourse may be had against such parties or their assets, except as expressly set forth or contemplated in this Certificate, the Trust Agreement or any other Transaction Document.

         IN WITNESS WHEREOF, the Issuer has caused this Certificate to be duly executed.

                                 BANC OF AMERICA SECURITIES AUTO
                                 TRUST 2005-WF1


                                 By: Wilmington Trust Company, not in its
                                 individual capacity, but solely as Owner
                                 Trustee


Dated:                           By:
      ----------------              --------------------------------
                                 Name:
                                 Title:

                  OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is the Certificate referred to in the within-mentioned Trust Agreement.

                                    Wilmington Trust Company, not in its
                                    individual capacity but solely as Owner
                                    Trustee


                                    By:
                                       ---------------------------------
                                       Authenticating Agent


                                    By:
                                       ---------------------------------
                                       Authorized Signatory